Exhibit 10.13
(English Translation)

No. [      ]

Employment Contract Form

Party A (Employer) Name:   Liaoning Creative Bellows Co., Ltd.

Corporate Representative:     LU, Bei       Form of Corporation:  Joint Venture

Address:	Tieling City Economical Development Zone - Maoshan Industry Park, Area C

Tel:	040-6129600

Party B (Employee) Name: LU, Bei              Sex        Female Age      39

Home Address

ID

Tel:

Produced by Tieling City Labor and Social Security Department in 2008

Notes for Signing an Employment Contract

1.
At the time of hiring, the employer shall inform the nature of duties, the working condition, place, occupational hazards, safety condition, pay rate and any other information inquired by the employee; Employer has right to obtain employee’s basic information directly relating to this contract.

2.	Employer is not allowed to detain ID or any other documents of employee, neither to collect any bond from employee nor any other valuable item.

3.	Employer is not allowed to hire any person less than age of 16.

4.
For any employment contract over three month but less than one year, the probation period shall not exceed one month;  for any contract over one year but less than three year, the probation period shall not exceed two month; for any fixed term contract over three years or non fixed term contract, the probation period shall not exceed six month.

Every employer shall only require probation once for each employee.

For any assignment-base employment or employment contract less than three month, no probation shall be required.

The probation period shall be included in the term of contract. For those only proscribes probation period, such probation shall be deem waived and such period constitutes employment term

5.	Any compensation by the employer shall not be below the local minimum wage standard.

Any compensation to the probation worker shall not be less than 80% of the minimum wage or contracted wage received by the one in the same title, which is still subject to the local minimum wage standard.

6.
Any overtime compensation shall not be less than 150% of regular rate; any weekend compensation without paid off-day shall not be less than 200% of regular rate; Any holiday compensation shall not be less than 300% of regular rate.

7.
If employer unreasonably deduct or delay the payment in violation of any labor protection law, regulations and rules, resulting in the loss of employee, the employer shall complain to the local labor protection administrative authorities where the employer locates at the telephone number                      .

8.	Employer shall pay social security insurance in accordance with relevant law, regulation and rules of State and the local place.

9.	Both parties shall read the contract carefully in order to define its rights and duties.

10.	Both parties shall fill the employment form honestly.

11.	Any issues not exhausted in this contract shall follow the State law and regulations.

Under Labor Law of People’s Republic of China, Labor Contract Law of People’s Republic of China and the relevant State regulations, each party shall enter this contract in compliance with the principles of “lawful, fair, equal, voluntary, consensus, honest and creditable”

ONE                               Term of Employment

Party A and B choose the first of the following forms as the term of employment:

(One)       Fixed Term:   From July 2, 2010 to July 1, 2013 .

(Two)      Non Fixed Term:  Starting from          Year            Month       Day

(Three)    Assignment Period:    Starting from          Year            Moth          Day till
___________________job is finished.

Including probation from          Year     Month    Day to     Year    Month       Day

TWO                             Place, Duties and Time of Work

(Four)      Based upon the need of Party A and the requirements of position, Party B agrees to be employed by Party A in the title of Chief Executive Officer.  According to Party A and B, such title is changeable and thus any modification agreement signed by both parties or notice pursuant to that shall constitute the appendixes to this contract.

(Five)      Party B shall complete the required project quantities to the required quality according to Part A’s requirement.

(Six)         Party B’s working day shall not exceed 8 hours per day, 40 hours per week with at least one weekly day off.

If Party A is unable to comply with the above provision, after approval from the labor protection authority, the working time shall be computed on the basis of comprehensive working load or irregular working system.

THREE                          Wage and Salary

(Seven)   Based on its own compensating system, Party A shall define Party B’s working schedule pursuant to the  1st of the following wage forms:

1.	Party A and B agree to a monthly (monthly, daily, hourly) wage form. The monthly wage rate is 40000 RMB. The probation wage rate is __________RMB/Month (Week, Day, Hour)

2.	Party A and B agree to Hutchison piece wage system. The piece rate is __________RMB

Party A shall provide board and accommodation or the equivalent, which shall not be credited to the wage.

(Eight)     Party A shall made the wage payable to Party B before ________ of each month in currency.

(Nine)      If both party choose monthly/daily/hourly wage system, Party A shall made the wage payable to Party B pursuant to agreed time in currency.

FOUR                            Social Security and Benefit

(Ten)             Party A shall establish and improve a benefit system in accordance with the State and provincial regulations. Party A shall make efforts to improve the benefit to the staff and upgrade the benefiting treatment to Party B.

(Eleven)        Party A and B shall join the social security program as required by the State and submit the payment timely.

(Twelve)       Any compensation regarding occupational disease and injury shall comply with the current law, regulation, rules and policies.

(Thirteen)     Any medical expense and treatment for disease and injury occurred out of employment shall comply with the current law, regulation, rules, policies and rules provided by Party A abiding the law.

(Fourteen)    Party A shall provide the benefits in the following to Party B
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
__________________________.

FIVE                              Safety Protection and Working Condition

(Fifteen)        Labor Safety Protection.  In order to protect the safety and health of the employee, Party A shall provide necessary safety equipments and medical protection as required by the State, provincial and local labor safety and sanitation law, regulations and rules.

(Sixteen)       Party A shall adopt any necessary measures in accordance with Occupational Disease Prevention Law and the relevant law, regulations and adopt medical protection to prevent occupational disease.

(Seventeen) Working Condition. Party A shall provide Party B with working space and conditions satisfying the State, provincial and local safety and sanitation requirements

(Eighteen)    Party A shall provide Party B with safety and sanitation education and training. Party B shall strictly abide to the safety operating procedure and system when working.

SIX                                 Performance and Modification

(Nineteen) Employer and Employee shall perform their duties completely pursuant to the employment contract.

(Twenty)               Any change to the employer’s name, corporate representative, chief officer or investor shall not have effect on the performance of this contract.

(Twenty-One)      Any merger or acquisition to the employer shall not invalidate this contract.  The successor of the employer shall continue to perform this contract.

(Twenty-Two)     Any modification to this contract shall be negotiated and agreed between and by the employer and employee, and reduced to a writing.

The modified contract shall be held by the employer and employee, with one copy to each.

SEVEN                       Termination

(Twenty-Three)   The employment contract can be terminated by the agreement of employer and employee.

(Twenty-Four)     Permissible unilateral termination shall satisfy the requirements provided by Article 37, 38, 39, 40 and 41 of Employment Contract Law.  If any occurrence to Party B satisfies the Article 42 of Employment Contract Law, Employer is not allowed to terminate this contract relying on Article 40 and 41 of Employment Contract Law.

(Twenty-Five)      In any event the Article 44 of Employment Contract Law is satisfied, this contract shall automatically be terminated.

EIGHT                        Compensation and Damage

(Twenty-Six)         In any event one of incidents provided by the Article 46 of Employment Contract Law occurs, employer shall compensate employee.

The rate for compensation shall comply with the Article 47 of Employment Contract Law.

(Twenty-Seven)   In any event that employer violates Employment Contract Law by terminating or rescinding this contract, if employee demands for continuing performance, employer shall comply; if employee does not demand for continuing performance or any continuing performance is in fact impossible, employer shall provide compensation required by Article 87 of Employment Contract Law.

(Twenty-Eight)     Employer shall issue certificate of termination or recession at the time of terminating or rescinding this contract. Employer shall complete the transfer of employee’s file and social security account with 15 days.

Employee shall complete the work transition as agreed by both parties.

Employee shall complete the work transition as agreed by both parties. If Employment Contract Law requires compensation, employer shall confer such compensation at the time of transition.

Any document pertaining to employment contract termination or recession shall be kept in record for at least two years.

NINE                            Disputes Settlement

(Twenty-Nine)      Any disputes arising from the performing this contract shallbe resolved through the negotiation by and between the parties, if failed, shall submit to local labor dispute arbitration committee (or labor dispute arbitration court) within one year of the dispute. Any disagreement to the decision of such arbitration shall be resorted to the local People’s Court.

TEN                             Miscellaneous

(Thirty)                  Any miscellaneous issue recognized between and by the Party A and B is as following:
_____________________________________________________________________________________________________
_____________________________________________________________________________________________________
________________.

(Thirty-One)         Any provisions of this contract inconsistent with the State law and regulations shall adapt to the state law and regulations accordingly.

This contract has two counterparts, with one held by each party.

This contract takes effect on the day of signature and seal by both parties. The employment relationship shall be constituted on the first day of work.

Party A (Official Seal):	Party B (Signature):
Seal in Red: Liaoning Creative Bellows Co., Ltd.

Authorized Agent (Signature or Seal)
Wang, Jin	Lu, Bei

Date of Signature: July 2, 2010	Date of Signature: July 2, 2010

Notary Public (Seal):	Notary Public Authority (Seal):

Notary Date:                       Year               Month                    Day